December 5, 2023

United States Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Commissioners

We hereby resign as principal auditor for Rapid Therapeutic Science Laboratories, Inc, (The Company) effective November 28, 2023.

We have read the statements under item 4.01 of the Current Report on Form 8-K of Rapid Therapeutic Science Laboratories, Inc. (commission file number 000-55018), which we understand will be filed with the Securities and Exchange Commission on or about December 5, 2023. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ TPS Thayer, LLC

TPS Thayer, LLC